UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 North Broadway, Suite 204, Jericho, New	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01	Other Events

As of October 3, 2007, bioMETRX, Inc. (the “Company”) has shipped 2,551 units of the Master Lock® smartTOUCH™ Garage Door Opener to Home Depot retail stores in California, Georgia, New Jersey and Arizona based upon a pre-determined fulfillment schedule between The Home Depot and the Company. The Company continues to ship additional product and expects to complete fulfillment of the initial purchase orders by shipping an additional 17,739 units to more than 1,400 Home Depot stores over the next three weeks. The Company expects to recognize $204,080 in revenues from the initial shipment of 2,551 units in the current quarter, and expects to recognize an additional $1,411,920 representing the balance of the outstanding purchase orders during this quarter.

.The Company is on target to complete shipment of all of its initial retail orders by the end of the month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMETRX, INC.

By:	/s/ Mark Basile
Mark Basile, CEO and President

Date: October 3, 2007